Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement (Form F-1) of Hebron Technology Co., Ltd. of our report dated March 15, 2016, relating to the consolidated financial statements of Hebron Technology Co., Ltd. for the years ended December 31, 2015 and 2014, which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Friedman LLP

New York, New York

March 31, 2016